UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 13, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement. .

Asset-Backed Revolving Debt Facility

On April 13, 2018, Loan Assets of OnDeck, LLC (“LAOD”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), established a new asset-backed revolving debt facility (the “20 Gates Facility”). On that date, LAOD entered into that certain Credit Agreement (the “Credit Agreement”) by and among LAOD, as Borrower, Pioneers Gate LLC, as a Lender, the other Lenders party thereto from time to time, 20 Gates Management LLC, as Administrative Agent for the Class A Lenders, and Deutsche Bank Trust Company Americas, as Paying Agent and Collateral Agent for the Secured Parties. The Company may now obtain funding (subject to customary borrowing conditions) through the 20 Gates Facility to finance certain of the Company’s term loans and line of credit loans to its small business customers (collectively, the “Loans”).
The following table summarizes certain key aspects of the 20 Gates Facility:

Commitment Amount	$100.0 million
Interest Rate	1 Month LIBOR + 2.0%
Borrowing Base Advance Rate	84.5%
Revolving Funding Period	4 years
Maturity Date	October 13, 2022

Under the 20 Gates Facility, the Lenders party thereto make loans to LAOD, the proceeds of which are used to finance LAOD’s purchase of Loans from the Company in a transaction structured to be bankruptcy remote. The revolving pool of Loans purchased by LAOD serves as collateral for the loans made to LAOD under the 20 Gates Facility. LAOD is required to repay the borrowings from collections received on the Loans.

Under the 20 Gates Facility, LAOD can voluntarily repay (subject to certain minimum utilization requirements) and re-borrow principal amounts up to the aggregate commitment amount subject to satisfaction of certain borrowing conditions, including borrowing base requirements and other requirements which may include:

•Eligibility Criteria. In order for the Loans to be eligible for purchase by LAOD under the facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable Loan is denominated in U.S. dollars, that the customer under such Loan had a certain minimum OnDeck Score® at the time of underwriting, that such Loan was originated in accordance with the Company’s underwriting policies and that such Loan is a legal, valid and binding obligation of the obligor under such Loan.

•Concentration Limits. LAOD’s collateral pool is subject to certain concentration limits that restrict the collateral pool from being overly concentrated with certain Loans sharing common characteristics and that, if exceeded, may require LAOD to add or maintain additional collateral. Concentration limitations include, among others, percentage of collateral comprised of advances made under lines of credit, geography, industry, minimum credit scores, original term, time in business and outstanding principal balance.

The Loans and other assets to be transferred by the Company to LAOD in connection with the 20 Gates Facility will be owned by LAOD, will be pledged to secure the payment of the obligations incurred by LAOD, will be assets of LAOD and will not be available to satisfy any of the Company’s obligations. Lenders under the 20 Gates Facility do not have direct recourse to the Company.

The Company’s ability to utilize the 20 Gates Facility is subject to LAOD’s compliance with various covenants and other requirements of the Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the 20 Gates Facility, often referred to as an early amortization event, a decrease in the borrowing base advance rate, an increase in the interest rate payable on the loans and/or the termination of the 20 Gates Facility.

Such covenants and other requirements include:

•Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the collateral pool not exceed certain weighted average delinquency rates and that the weighted average Loan yield and weighted average excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which collections received by LAOD during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense and servicing fees and charged-off receivables).

•Other Requirements. Other requirements may include or relate to, among other things, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, acceleration of amounts owed under the Company’s corporate debt facility, the inability or failure of LAOD to cure a borrowing base deficiency, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of material judgments, attachments or certain tax liens that remain undischarged, and certain other events or occurrences that may include breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on LAOD’s ability to pay dividends, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of LAOD to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an event of default or an early amortization event under the 20 Gates Facility, collections on the collateral are applied to repay principal rather than being available on a revolving basis to fund the origination activities of the Company's business. So long as such events are continuing, LAOD may not make additional borrowings under the 20 Gates Facility.

The Company will act as servicer with respect to the small business loans held by LAOD. The Company could be replaced by a designated backup servicer or another replacement servicer upon certain specified occurrences including, among others, the Company defaulting in its servicing obligations or its failure to meet certain financial or other covenants.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Asset-Backed Securitization Facility

On April 17, 2018, OnDeck Asset Securitization Trust II LLC (“ODAST II”), a wholly-owned subsidiary of the Company, issued $225 million initial principal amount of Fixed-Rate Asset Backed Notes (the “Offered Series 2018-1 Notes”) in a securitization transaction (the “Series 2018-1 Transaction”). The Offered Series 2018-1 Notes are the second series of notes issued by ODAST II. On April 17, 2018, the proceeds of the Series 2018-1 Transaction were used, together with other available funds, to optionally prepay in full the $250 million initial principal amount of Series 2016-1 Notes previously issued by ODAST II.

The Offered Series 2018-1 Notes were issued in four classes, Class A, Class B, Class C and Class D, were rated by DBRS, Inc. on the issue date and were priced with a weighted average fixed interest rate of 3.75% per annum. The Offered Series 2018-1 Notes were issued pursuant to the Base Indenture previously entered into by ODAST II on May 17, 2016 and amended on April 17, 2018 (as amended, the “Base Indenture”), as supplemented by the Series 2018-1 Indenture Supplement, dated as of April 17, 2018 (the “Series 2018-1 Indenture Supplement” and together with the Base Indenture, the “Indenture”), by and between ODAST II and Deutsche Bank Trust Company Americas, as Indenture Trustee. The Offered Series 2018-1 Notes are, and future series of notes, if any, issued under the Base Indenture will be, secured by and payable from collections received on a revolving pool of small business loans transferred from time to time from the Company to ODAST II. At the time of issuance of the Series 2018-1 Notes, the portfolio of loans held by ODAST II and pledged to secure the Series 2018-1 Notes was approximately $237 million.

The following table summarizes certain aspects of the Series 2018-1 Transaction:

	Class A	Class B	Class C	Class D
Initial Principal Amount	$177.5 million	$15.5 million	$20.0 million	$12.0 million
Fixed Interest Rate	3.50%	4.02%	4.52%	5.85%
Revolving Period (1)	Ends March 31, 2020	Ends March 31, 2020	Ends March 31, 2020	Ends March 31, 2020
Optional Prepayment	Beginning January 1, 2020	Beginning January 1, 2020	Beginning January 1, 2020	Beginning January 1, 2020
Final Maturity	April 2022	April 2022	April 2022	April 2022
____________________
(1) The period during which a certain portion of collections received on the portfolio of loans held by ODAST II may be used to continue to purchase loans from the Company.

The Company’s ability to utilize the asset-backed securitization facility is subject to compliance with various requirements set forth in the documents governing the Series 2018-1 Transaction. Such requirements include:

•Eligibility Criteria. In order for the Company’s loans to be eligible for purchase by ODAST II, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan.

•Concentration Limits. The ODAST II collateral pool is subject to certain concentration limits that, if exceeded, could require ODAST II to add or maintain additional collateral to maintain required collateral levels. Concentration limits in respect of the Series 2018-1 Transaction include, among others, geography, industry, minimum OnDeck Score®, time in business, original term and outstanding principal balance.

The Company’s ability to utilize the asset-backed securitization facility is also subject to compliance with various covenants and other specified requirements set forth in the documents governing the Series 2018-1 Transaction. The failure to comply with such covenants and requirements may result in the accelerated repayment of amounts owed with respect to the Offered Series 2018-1 Notes, often referred to as an amortization event, events of default under the Base Indenture and/or the termination of the facility. Such requirements include:

•Financial Covenants.  Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain weighted average delinquency rates and that the weighted average loan yield and the weighted average excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which collections received by ODAST II during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense, servicing fees and charged-off receivables).

•Other Requirements.  Other requirements may include or relate to, among others, certain insolvency-related events, events constituting a servicer default, failure to make required payments or deposits, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAST II’s ability to pay dividends, redeem its membership interests, or the ability of ODAST II to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an amortization event with respect to the Offered Series 2018-1 Notes, the collections on the collateral are also applied to repay principal on the Offered Series 2018-1 Notes. Following an event of default under the Base Indenture, the collections on collateral are also applied to repay principal on the Offered Series 2018-1 Notes and other outstanding notes, if any, issued by ODAST II.

The Company is acting as servicer with respect to the small business loans held by ODAST II. If the Company defaults in its servicing obligations or fails to meet certain financial or other covenants, an amortization event could occur and/or the Company could be replaced by a designated backup servicer or another replacement servicer.

The loans and other assets transferred by the Company to ODAST II are owned by ODAST II, are pledged to secure the payment of the notes issued by ODAST II, are assets of ODAST II and are not available to satisfy any of the Company’s obligations. Investors in the Series 2018-1 Transaction do not have direct recourse to the Company and the transaction is structured to be bankruptcy remote.

The Offered Series 2018-1 Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Offered Series 2018-1 Notes were offered only to qualified institutional buyers under Rule 144A and, other than with respect to the Class D Notes, to persons outside the United States pursuant to Regulation S under the Securities Act. Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.

The foregoing description of the Series 2018-1 Transaction does not purport to be complete and is qualified in its entirety by reference to the Indenture, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 19, 2018, the Company issued a press release announcing that it had entered into the 20 Gates Facility.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 19, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2018	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 19, 2018